UNIROYAL TECHNOLOGY CORPORATION

                                  EXHIBIT 21.1

                 Subsidiaries of Uniroyal Technology Corporation

         The following table sets forth, with respect to each subsidiary of the Company, the state of organization and the percentage of voting securities currently owned by the Company:

                                                                    Percentage of Voting Securities Directly
Subsidiary Name                         State of Organization          or Indirectly Owned by the Company
---------------                         ---------------------       ----------------------------------------
Uniroyal HPP Holdings, Inc.                    Delaware                                 100%
High Performance Plastics, Inc.                Delaware                                 (a)
Uniroyal Engineered Products, Inc.             Delaware                                 100%
Uniroyal Optoelectronics, Inc.                 Delaware                                 100%
Uniroyal Optoelectronics, LLC                  Delaware                                 (b)
UnitechNJ, Inc.                                Delaware                                 100%
UnitechOH, Inc.                                Delaware                                 100%
Uniroyal Liability Management
  Company, Inc.                                Delaware                                 69%
BayPlas2, Inc.                                 Delaware                                 (c)
BayPlas3, Inc.                                 Delaware                                 100%
Sterling Semiconductor, Inc.                   Virginia                                 100%
NorLux Corp.                                   Delaware                                 (d)


 (a)     A wholly-owned subsidiary of Uniroyal HPP Holdings, Inc.

 (b)     A   joint   venture   with   Emcore   Corporation    whereby   Uniroyal
         Optoelectronics, Inc. is a 51% owner.

 (c)     A wholly-owned  subsidiary of Uniroyal  Liability  Management  Company,
         Inc.

 (d)     A wholly-owned subsidiary of Uniroyal Optoelectronics, Inc.